EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-263517, 333-234663, 333-209389 and 333-200420) and Form S-8 (Nos. 333-271979, 333-264883, 333-256002, 333-218888, 333-204705 and 333-194968) of Braemar Hotels & Resorts Inc. of our reports dated March 11, 2026, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Dallas, Texas
March 11, 2026